John H. Lively
                                              Attorney

                                              4801 Main Street,
                                              Suite 1000
                                              Kansas City, MO  64112
                                              816.983.8177
                                              fax: 816.983.8080
                                              john.lively@huschblackwell.com


June 29, 2009





VIA EDGAR

Securities and Exchange
Commission
Filing Desk
100 F Street, N.E.
Washington, D.C. 20549

Re:   DGHM Investment Trust (the "Trust")
      DGHM All-Cap Value Fund (the "Fund")

Ladies and Gentlemen:

      Husch Blackwell Sanders LLP ("HBS") serves as counsel to the above referenced Fund in connection with Post-Effective Amendment No. 3 to the Registration Statement of the Trust under the Securities Act of 1933, as amended (File No. 333-137775), and Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940, as amended (File No. 811-21958) on Form N-1A (the "Amendment"), which accompanies this letter. In that capacity, I, as a partner with HBS, have reviewed a draft of the Amendment, which has been prepared and finalized by the Trust and its service providers. Pursuant to with Rule 485(b)(4), I represent that, to my knowledge, based on my review of the draft of the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b).

                               Very truly yours,

                               /s/ John H. Lively

                               John H. Lively


JHL